                                                                       Exhibit 6
(Sutherland Asbill & Brennan LLP]

                  CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus supplement included in Post- Effective Amendment No. 10 to the Registration Statement on Form S-6 for Zenith Executive 65, issued through the New England Variable Life Separate Account (File No. 33-64170). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Stephen E. Roth
                                            ---------------------------
                                            Stephen E. Roth

Washington, D.C.
April 24, 2002